 Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCE

DENVER, CO November 9, 2012 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor event:

•	November 13, 2012 - Bank of America Merrill Lynch 2012 Global Energy Conference. Jay Ottoson, President and COO, will present at 9:45 AM ET.

SM Energy's presentation materials for this event will be available the day of the presentation at the Company's website at www.sm-energy.com. A link to the webcast of the Company's presentation will also be available on the Company's website for 15 days after the date of the presentation.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.